Exhibit 99.1

June 15, 2017

My fellow shareholders,

At our most recent meeting, the Board of Directors declared a dividend to be paid on or about June 15, 2017 to shareholders of record as of May 31, 2017. Your dividend check for 50 cents per share is enclosed.

Last year, the Board of Directors adopted a policy to declare and pay dividends, if any, on an annual basis rather than semi-annually or quarterly, as in past years. We anticipate this will reduce the administrative costs associated with the dividend payment process. If declared, future dividends are expected to be paid once a year – shortly after the Annual General Meeting. To date, we are pleased to announce that we have declared 64 consecutive dividends.

Our results for the quarter ended March 31, 2017 showed continued growth in revenue and net income. To learn more about the attractive features of our accountants’ and lawyers’ professional liability insurance programs, visit www.protexureaccountants.com, www.protexurelawyers.com or access either one at www.amerinst.bm.

For questions or information about AmerInst, please contact me at 505-998-3205 or idiamond@redw.com.

Shareholder inquiries and requests for change of mailing or email address, transfer, name change, or redemption of shares should be referred to our Shareholder Services Division: AmerInst Insurance Group, Ltd.—Shareholder Services, c/o Citadel Management Bermuda Limited, P.O. Box HM 1601, Hamilton HM GX, Bermuda. Tel: 800-422-814; Fax: 441- 295-1702; email: amerinst@citadelrisk.com.

Sincerely,

Irvin F. Diamond, CPA

Chairman

This Chairman’s Letter contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about our beliefs, plans, objectives, goals, expectations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements, as well as specific statements regarding our ability to declare and pay dividends to our shareholders in the future. Some or all of the events or results anticipated by these forward-looking statements may not occur. Factors that could cause actual results to differ materially include difficult economic conditions and unexpected changes in insurance laws and regulations. Additional risk factors related to AmerInst and an investment in our common stock are contained in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2016. AmerInst does not undertake any duty nor does it intend to update the results of these forward-looking statements.